C
                                                                 Exhibit 10.3.3
                                 AMENDMENT NO. 1
                                     TO THE
                              ATWOOD OCEANICS, INC.
                           1996 INCENTIVE EQUITY PLAN


     Pursuant to the terms and provisions of Section 9 of the Atwood Oceanics, Inc. 1996 Incentive Equity Plan (the "Plan"), Atwood Oceanics, Inc., a Texas corporation (the "Company"), hereby adopts the following Amendment No. 1 to the Plan (the "Amendment No. 1").

                                       1.

     Subsections (e), (f), (g) and (h) of Section 6 of the Plan are hereby amended in their entirety by substituting the following therefor:

                  "(e) Transferability of Options. The Committee may, in its discretion, authorize all or a portion of any Non-Qualified Stock Options to be granted on terms which permit transfer by the participant to (i) the spouse, children or grandchildren of the participant, (ii) a trust or trusts for the exclusive benefit of the spouse, children or grandchildren of the participant, or (iii) a partnership in which the spouse, children or grandchildren of the participant are the only partners; provided in each case that (x) the stock option agreement pursuant to which such Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this section, and (y) subsequent transfers of transferred options shall be prohibited except those made in accordance with this section or by will or by the laws of descent and distribution. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions with respect to termination of employment set forth in subsections (f), (g) and (h) of this Section 6 shall continue to apply with respect to the participant, in which event the Stock Options shall be exercisable by the transferee only to the extent and for the periods specified herein. The participant will remain subject to withholding taxes upon exercise of any such Stock Option by the transferee. The Company shall have no obligation whatsoever to provide notice to any transferee of any matter, including without limitation, early termination of a Stock Option on account of termination of employment of the participant.

                  "Except as set forth above and in the applicable stock option agreement, no Stock Option shall be transferable otherwise than by will or by laws of descent and distribution, and all Stock Options shall be exercisable, during the participant's lifetime, only by the participant. At the request of a participant, Stock purchased upon exercise of a Stock Option may be issued or transferred into the name of the participant and another person jointly with rights of survivorship.



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                                       -3-

                  "(f) Termination by Death. Subject to Section 6(i), if a participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option theretofore granted to such participant may thereafter be exercised, to the extent it was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant, for a period of one year (or such other period up to three years as the Committee may specify) from the date of death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

                  "(g) Termination by Reason of Disability or Retirement. Subject to Section 6(i), if a participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability or Retirement, any Stock Option theretofore granted to such participant may thereafter be exercised, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine at or after grant, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the participant dies within such three-year period (or such shorter period), any unexercised Stock Option theretofore granted to such participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

                  "(h) Other Termination of Employment. Unless otherwise determined by the Committee at or after grant, if a participant's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability or Retirement, any Stock Option theretofore granted to such participant may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the termination was for Cause, any and all Stock Options theretofore granted to such participant shall be immediately canceled."


                                       2.

     Each amendment made by this Amendment No. 1 to the Plan has been effected in conformity with the provisions of the Plan.



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     3.  This  Amendment  No. 1 was  adopted  by the Board of  Directors  of the
Company on September 2, 1999. Approval of this Amendment No. 1 by the shareholders of the Company is not required pursuant to the terms and provisions of the Plan or by applicable law.

         Dated:  September 2, 1999.


                              ATWOOD OCEANICS, INC.



                              /s/ James M. Holland
                                James M. Holland
                              Senior Vice President